                                December 12, 2002


Yardville National Bancorp
2465 Kuser Road
Hamilton, NJ  08690


                 Re:  Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:



                  We have acted as counsel for Yardville National Bancorp, a New Jersey corporation (the "Company"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of a public offering by the Company (the "Offering") of up to 2,300,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock").


                  In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K under the Act.


                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 originally filed by the Company under the Act with the U.S. Securities and Exchange Commission (the "Commission") on September 6, 2002, Amendment No. 1 thereto filed on October 15, 2002, Amendment No. 2 thereto filed on November 25, 2002, Amendment No. 3 filed on November 26, 2002 and Amendment No. 4 filed on December 12, 2002 (as so amended, the "Registration Statement"), (ii) the form of underwriting agreement, filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by the Company, The Yardville National Bank (for the sole purpose of acknowledging its obligations pursuant to Section b thereof) and by Legg Mason Wood Walker, Incorporated and Sandler O'Neill & Partners, L.P. (the "Underwriters"), (iii) the Company's Restated Certificate of Incorporation, as amended, (iv) the Company's By-Laws, (v) certain resolutions of the Board of Directors of the Company relating to the Offering, and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Yardville National Bancorp
Page 2
December 12, 2002




                  The law covered by this opinion letter is limited to the laws of the State of New Jersey and the Federal laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares will be duly authorized, legally issued, fully paid and nonassessable when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors authorizes the price per Share, (ii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement, and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement.

                  We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                  As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement.
This opinion letter may also be relied upon by any investor purchasing Shares in the Offering. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                                    Very truly yours,




                                                    /s/ PEPPER HAMILTON LLP